Exhibit 99.1

FIRST AMERICAN FINANCIAL REPORTS THIRD QUARTER 2011 RESULTS

—Reports Earnings of 20 Cents per Diluted Share—

SANTA ANA, Calif., Oct. 27, 2011 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance and settlement services for real estate transactions, today announced financial results for the third quarter ended Sept. 30, 2011.

Current Quarter Highlights

•	Title Insurance and Services segment pretax income of $48.9 million, which includes:

•	$13.0 million reserve charge in connection with Bank of America’s pending lawsuit

•	$14.7 million increase in claim loss reserves for prior policy years, primarily 2007

•	Commercial division revenues of $89.0 million, up 22 percent compared to last year

•	International division revenues of $97.4 million, up 24 percent compared to last year

•	Specialty Insurance segment pretax income of $6.7 million for a 9.0 percent margin

•	Cash flow from operations of $53.2 million

•	Debt-to-total-capital ratio of 12.3 percent as of Sept. 30, 2011

Selected Financial Information

($ in millions, except per share data)

	For the Three Months Ended September 30
	2011	2010
Total revenues	$965.0	$1,003.5
Income before taxes	38.4	56.0

Net income	$21.0	$33.1
Net income per diluted share	0.20	0.31

Total revenues for the third quarter of 2011 were $965.0 million, a decline of 4 percent relative to the third quarter of 2010. Net income in the current quarter was $21.0 million, or 20 cents per diluted share, compared with net income of $33.1 million, or 31 cents per diluted share, in the third quarter of 2010. The current quarter results include net realized investment losses of $3.3 million, or 2 cents per diluted share, compared with $0.4 million, or 0.2 cents per diluted share in the third quarter of 2010. The current quarter results also include total reserve additions of $27.7 million, or 15 cents per diluted share, compared with $10.3 million, or 6 cents per diluted share in the third quarter of 2010.

“We are encouraged by the continued strength in our commercial business, a strong rebound in our International division, and a significant increase in refinance orders opened during the third quarter,” said Dennis J. Gilmore, chief executive officer at First American Financial Corporation. “The quarter also benefited from the $40 million annualized expense reduction program that we implemented last quarter.

“As lower mortgage interest rates took hold in the quarter, we experienced a significant increase in open orders in August that has largely continued through September and into October. This improved order flow, coupled with continued momentum in our commercial business, provides us with a strong pipeline going into the fourth quarter.”

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First American Financial Reports Third Quarter 2011 Results

Title Insurance and Services

($ in millions, except average revenue per order)

	For the Three Months Ended September 30
	2011	2010
Total revenues	$897.8	$924.7

Income before taxes	$48.9	$60.0
Pretax margin	5.4%	6.5%

Direct open orders	344,500	418,900
Direct closed orders	226,600	276,700

Commercial*
Total revenues	$89.0	$72.9
Open orders	17,300	16,500
Closed orders	9,400	7,800
Average revenue per order	$7,600	$7,700

*	Includes commercial activity from the National Commercial Services division only

Total revenues for the Title Insurance and Services segment were $897.8 million, a 3 percent decline from the same quarter of 2010. The lower total revenues were driven by a decline in both direct and agent title premiums, partly offset by higher information and other revenues. Direct premiums and escrow fees were down 1 percent, compared to the third quarter of 2010, due to an 18 percent decline in the number of direct title orders closed in the quarter that was largely offset by higher average revenue per order. Average revenue per direct title order was $1,561, an increase of 21 percent, compared with the third quarter of 2010, primarily due to a change in the mix toward higher-premium resale and commercial transactions. Agent premiums were lower by 8 percent in the current quarter, reflecting the normal reporting lag of approximately one quarter.

Information and other revenues were $160.2 million this quarter, up 5 percent as compared to the same quarter of last year, driven by our Canadian operations. Total investment income was up 2 percent in the third quarter, reflecting lower net realized investment losses compared to last year.

Personnel costs were $279.0 million in the third quarter, a decrease of $6.1 million, or 2 percent, compared with the third quarter of 2010. This decline was primarily due to a reduction in U.S. headcount and reduced costs related to employee benefit plans.

Other operating expenses were $174.0 million in the third quarter, down $8.7 million, or 5 percent, compared with the third quarter of 2010. This decrease was primarily due to lower office-related costs and a reduction in consulting expenses that were partially offset by an increase in production-related expenses in the company’s commercial, default and international businesses.

The provision for policy losses and other claims was $69.5 million in the third quarter, or 9.7 percent of title premiums and escrow fees, up $20.0 million compared with the same quarter of the prior year. The current quarter rate of 9.7 percent reflects an ultimate loss rate of 5.8 percent for the current policy year and includes $14.7 million in unfavorable development for prior policy years, primarily 2007, and a $13.0 million reserve in connection with Bank of America’s pending lawsuit against the Company.

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First American Financial Reports Third Quarter 2011 Results

While the Company estimates its financial exposure from this lawsuit to be between $13 million and $42 million, its best estimate of its financial exposure is $13 million, which is also the amount for which the Company has offered to settle the case. These amounts do not reflect any potential recovery from third parties.

Pretax income for the Title Insurance and Services segment was $48.9 million in the third quarter, compared with $60.0 million in the third quarter of 2010, or a decrease of 19 percent. Pretax margin was 5.4 percent in the current quarter, compared with 6.5 percent in the third quarter of 2010.

Specialty Insurance

($ in millions)

	For the Three Months Ended September 30
	2011	2010
Total revenues	$74.3	$74.6

Income before taxes	$6.7	$12.2
Pretax margin	9.0%	16.4%

Total revenues for the Specialty Insurance segment were $74.3 million in the third quarter of 2011, essentially flat compared with the third quarter of 2010. Pretax margin was 9.0 percent, down from 16.4 percent in the third quarter of 2010. The overall loss ratio in the Specialty Insurance segment was 60 percent in the current quarter, compared with 53 percent in the prior year. Policy losses were higher in both the home warranty and property and casualty business lines during the quarter.

Teleconference/Webcast

First American’s third quarter results will be discussed in more detail on Thursday, Oct. 27, 2011, at 11 a.m. ET, via teleconference. The toll-free dial-in number is (888) 994-3817. Callers from outside the United States may dial (773) 756-4703. The pass code for the event is “First American.”

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Nov. 4, 2011, by dialing (203) 369-1399. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance and settlement services to the real estate and mortgage industries, that traces its heritage back to 1889. First American and its affiliated companies also provide title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; and banking, trust and investment advisory services. With revenues of $3.9 billion in 2010, the company offers its products and services directly and through its agents and partners in all 50 states and abroad. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its direct title insurance operations, which are posted approximately 15 days after the end of each month.

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First American Financial Reports Third Quarter 2011 Results

Forward-Looking Statements

Certain statements made in this press release and the related management commentary and responses to investor questions, including but not limited to those related to the fourth quarter pipeline, the estimated financial exposure from the Bank of America litigation, the outlook for our commercial business, CoreLogic’s review of strategic alternatives, future market conditions, and future organic growth and strategic investments, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory surpluses; failures at financial institutions where the company deposits funds; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the company’s Title Insurance and Services segment and certain other of the company’s businesses; reform of government-sponsored mortgage enterprises; limitations on access to public records and other data; regulation of title insurance rates; inability of the company’s subsidiaries to pay dividends or repay funds; expenses of and funding obligations to the pension plan; weakness in the commercial real estate market and increases in the amount or severity of commercial real estate transaction claims; material variance between actual and expected claims experience; systems interruptions and intrusions, wire transfer errors or unauthorized data disclosures; inability to realize the benefits of the company’s offshore strategy; product migration; increases in the size of the company’s customers; losses in the company’s investment portfolio; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Media Contact:	Investor Contact:
Carrie Navarifar	Craig Barberio
Corporate Communications	Investor Relations
First American Financial Corporation	First American Financial Corporation
(714) 250-3298	(714) 250-5214

(Additional Financial Data Follows)

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First American Financial Reports Third Quarter 2011 Results

First American Financial Corporation

Summary of Consolidated Financial Results and Selected Information

(in thousands, except per share amounts and title orders)

(unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2011	2010	2011	2010
Total revenues	$964,965	$1,003,523	$2,824,008	$2,881,872

Income before income taxes	$38,411	$55,988	$64,177	$137,523
Income tax expense	17,116	22,645	25,976	56,311

Net income	21,295	33,343	38,201	81,212
Less: Net income attributable to noncontrolling interests	252	210	152	477

Net income attributable to the Company	$21,043	$33,133	$38,049	$80,735

Net income per share attributable to stockholders:
Basic	$0.20	$0.32	$0.36	$0.78
Diluted	$0.20	$0.31	$0.36	$0.76

Cash dividends per share	$0.06	$0.06	$0.18	$0.12

Weighted average common shares outstanding:
Basic	105,375	104,173	105,104	104,064
Diluted	107,005	106,112	106,837	106,010

Selected Title Information

Title orders opened	344,500	418,900	934,000	1,121,400

Title orders closed	226,600	276,700	667,800	783,000

Paid title claims	$74,887	$84,881	$236,501	$235,547

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First American Financial Reports Third Quarter 2011 Results

First American Financial Corporation

Selected Balance Sheet Information

(in thousands)

(unaudited)

	September 30, 2011	December 31, 2010
Cash and cash equivalents	$630,968	$728,746
Investment portfolio	2,567,996	2,683,038
Goodwill and other intangible assets	874,051	882,081
Total assets	5,556,259	5,821,826
Reserve for claim losses	1,058,903	1,108,238
Notes payable	278,924	293,817
Total stockholders’ equity	1,976,246	1,980,017

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First American Financial Reports Third Quarter 2011 Results

First American Financial Corporation

Segment Information

(in thousands)

(unaudited)

For the Three Months Ended September 30, 2011	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$425,266	$353,813	$71,453	$—
Agent premiums	366,028	366,028	—	—
Information and other	160,236	160,234	—	2
Investment income	16,695	19,633	2,635	(5,573)
Net realized investment (losses) gains*	(3,260)	(1,878)	195	(1,577)

	964,965	897,830	74,283	(7,148)

Expenses
Personnel costs	293,871	279,047	13,578	1,246
Premiums retained by agents	293,583	293,583	—	—
Other operating expenses	189,277	174,028	8,976	6,273
Provision for policy losses and other claims	112,177	69,538	42,639	—
Depreciation and amortization	19,018	17,053	1,046	919
Premium taxes	15,403	14,049	1,354	—
Interest	3,225	1,635	5	1,585

	926,554	848,933	67,598	10,023

Income (loss) before income taxes	$38,411	$48,897	$6,685	$(17,171)

For the Three Months Ended September 30, 2010	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$427,334	$357,908	$69,426	$—
Agent premiums	396,094	396,094	—	—
Information and other	153,222	153,222	—	—
Investment income	27,309	19,962	2,974	4,373
Net realized investment (losses) gains*	(436)	(2,517)	2,174	(93)

	1,003,523	924,669	74,574	4,280

Expenses
Personnel costs	307,713	285,119	12,769	9,825
Premiums retained by agents	319,840	319,840	—	—
Other operating expenses	200,717	182,736	10,436	7,545
Provision for policy losses and other claims	86,450	49,546	36,904	—
Depreciation and amortization	18,991	16,990	1,057	944
Premium taxes	9,767	8,609	1,158	—
Interest	4,057	1,805	4	2,248

	947,535	864,645	62,328	20,562

Income (loss) before income taxes	$55,988	$60,024	$12,246	$(16,282)

*	Includes other-than-temporary impairment (OTTI) losses recorded in earnings.

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First American Financial Reports Third Quarter 2011 Results

First American Financial Corporation

Segment Information

(in thousands)

(unaudited)

For the Nine Months Ended September 30, 2011	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,190,587	$984,668	$205,919	$—
Agent premiums	1,114,390	1,114,390	—	—
Information and other	466,455	466,450	—	5
Investment income	59,560	56,214	7,710	(4,364)
Net realized investment (losses) gains*	(6,984)	(5,133)	1,131	(2,982)

	2,824,008	2,616,589	214,760	(7,341)

Expenses
Personnel costs	874,502	817,355	37,968	19,179
Premiums retained by agents	893,382	893,382	—	—
Other operating expenses	572,560	526,011	28,193	18,356
Provision for policy losses and other claims	318,926	206,180	112,746	—
Depreciation and amortization	56,984	51,172	3,139	2,673
Premium taxes	34,359	30,796	3,563	—
Interest	9,118	4,482	14	4,622

	2,759,831	2,529,378	185,623	44,830

Income (loss) before income taxes	$64,177	$87,211	$29,137	$(52,171)

For the Nine Months Ended September 30, 2010	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,221,550	$1,018,184	$203,366	$—
Agent premiums	1,132,726	1,132,726	—	—
Information and other	451,340	451,340	—	—
Investment income	71,280	57,925	9,155	4,200
Net realized investment gains (losses)*	4,976	3,736	1,760	(520)

	2,881,872	2,663,911	214,281	3,680

Expenses
Personnel costs	891,671	831,296	40,222	20,153
Premiums retained by agents	913,706	913,706	—	—
Other operating expenses	600,663	548,011	31,981	20,671
Provision for policy losses and other claims	240,436	138,196	102,240	—
Depreciation and amortization	59,364	53,156	4,203	2,005
Premium taxes	28,289	25,056	3,233	—
Interest	10,220	6,308	14	3,898

	2,744,349	2,515,729	181,893	46,727

Income (loss) before income taxes	$137,523	$148,182	$32,388	$(43,047)

*	Includes other-than-temporary impairment (OTTI) losses recorded in earnings.

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